SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 30, 2010

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Blvd., Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  661-864-0500

Section 1  Registrant’s Business and Operations

Section 1.01  Entry into a Material Definitive Agreement

On December 30, 2010, Tri-Valley Corporation entered into three separate exchange agreements with three institutional investors for the exchange and cancellation of their Series A, B and C warrants for shares of the Company’s common stock.  Under the terms of each of the exchange agreements, the investors exchanged and cancelled warrants to purchase an aggregate of 6,900,975 shares of Tri-Valley's common stock for an aggregate of 3,975,000 shares of the Company’s common stock.  The warrants were originally issued in a registered direct offering on April 6, 2010.  See, Tri-Valley’s Current Report on Form 8-K filed with the SEC on April 6, 2010.

In addition, each of the investors agreed to cancel the remaining provisions of the Securities Purchase Agreement dated April 5, 2010 applicable to it, including the right of participation of up to 50% in any future financing that expires on April 6, 2011.

The shares are being exchanged for the above mentioned warrants pursuant to the provisions of Section 3(a)(9) of the Securities Act of 1933, as amended.

The description of the exchange agreements disclosed in this report does not purport to be complete and is qualified in its entirety by reference to the exchange agreements, which are filed as exhibits to this report and are incorporated herein by reference.

Section 9 – Exhibits

Item 9.01                      Exhibits

Exhibit 10.1                      Exchange Agreement
Exhibit 10.2                      Exchange Agreement
Exhibit 10.3                      Exchange Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2011	TRI-VALLEY CORPORATION /s/ Maston N. Cunningham
Maston N. Cunningham, President and Chief Executive Officer